Exhibit 10.11

Bowne Translation Services
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BOWNE

Certificate of Accuracy

This is to certify that the translation described below is, to the best of our knowledge and belief, a true and accurate rendition of the original document.

Job Number: **20060131**

Job Name: **Wachtell, Lipton, Rosen & Katz**

Job Description: **Préstamo Subordinado Accionista (Firma)**

Language from: **Spanish** into: **English**

Date: January 4, 2007

Paul M. Martinez
Paul Martinez
Project Manager

STATE OF NEW YORK, COUNTY OF KINGS

Subscribed and sworn to before me
this date of January 4, 2007

Notary Public

Albert Castro

ALBERT CASTRO
Notary Public, State of New York
No. 01CA6067878
Qualified in Kings County
Commission Expires 12-17-2009

A Member of the International Family of Bowne Companies

In Madrid, on December 21, 2006

SHAREHOLDER SUBORDINATED LOAN AGREEMENT
____________________________________________________________________________

BY AND BETWEEN

ACCIONA, S.A.

As Shareholder

FINANZAS DOS, S.A.

As Borrower

and

BANCO BILBAO VIZCAYA ARGENTARIA,	BANCO SANTANDER CENTRAL HISPANO,
S.A.	S.A.
BANK OF SCOTLAND, SPAIN BRANCH	NATEXIS BANQUES POPULAIRES, SPAIN
BANCA IMI S.P.A.	BRANCH
BNP PARIBAS SPAIN BRANCH	CALYON, SPAIN BRANCH

As Lender Institutions

and

BANCO SANTANDER CENTRAL HISPANO, S.A.

As Agent

1

SHAREHOLDER SUBORDINATED LOAN AGREEMENT

In Madrid, on December 21, 2006

APPEARING

The party of the first part,

  Mr. Juan Gallardo Cruces, of legal age, with National ID No. 691.950-H, and Mr. José Ángel Tejero Santos, of legal age, with National ID No. 52.570.589-H, for and on behalf of FINANZAS DOS, S.A. (hereinafter, the "Borrower"), with domicile in Madrid at Calle Juan de Mena No. 8, and Taxpayer Identification No. A-80062755, duly authorized to enter into this agreement in virtue of the power of attorney granted before the Notary of Madrid, Mr. Manuel Rodríguez Marín, on December 20, 2006, under serial number 4,000 of his protocol.

And the party of the second part,

  Mr. Valentín Francisco Montoya Moya, of legal age, with National ID No. 50.539.787-R, and Mr. Juan Gallardo Cruces, of legal age, with National ID No. 691.950-H, for and on behalf of ACCIONA, S.A. (hereinafter, "ACCIONA" or the "Shareholder,") with domicile in Alcobendas (Madrid)at Avenida de Europa number 18 and Taxpayer Identification No. A- 08001851, duly authorized to enter into this agreement in virtue of a power of attorney granted before the Notary of Madrid, Mr. Manuel Rodríguez Marín, on October 26, 1998, under serial number 2911 of his protocol.

And the party of the third party,

  Mr. Manuel Pérez Peral, of legal age, with National ID No. 7.300.295-P, and Mr. Ignacio Domínguez-Adame Bozzano, of legal age, with National ID No. 1.391-826-M, for and on behalf of BANCO SANTANDER CENTRAL HISPANO, S.A. (hereinafter "SAN," or the "Agent"), with domicile in Santander at Paseo de Pereda number 9 to 12 and Taxpayer Identification number A-39000013, duly authorized to enter into this agreement in virtue of the power of attorney granted before the Notary of the Illustrious Association of Burgos, Mr. José María de Prada Díez, on March 1, 2002, under serial number 574 of his protocol.
  Mr. Manuel Borja Gomeza Alcibar, of legal age, with National ID No. 16.059.365-Y, and Mr. Ignacio Antonio Alario Sánchez-Valladares, of legal age, with National ID No. 5.427.615-Y, for and on behalf of BANK OF SCOTLAND, Spain Branch (hereinafter "RBS"), with domicile in Madrid at Paseo de la Castellana number 52 and Taxpayer Identification No. N-66568-G, duly authorized to enter into this agreement in virtue of powers of attorney granted, respectively, before the Notary of Madrid, Mr. Ignacio Marínez-Gil Vich, on December 18, 2006, under serial number 4829 of his protocol and before the Notary of Madrid, Mr. José Luis Martínez-Gil Vich, on November 29, 2004, under serial number 3425 of his protocol.
  Mr. José Gefaell Camochin, of legal age, with National ID No. 36.045.004-W, and Mr. José Serrano-Suñer de Hoyos, of legal age, with National ID No. 7.240.457-B, for and on behalf of BNP PARIBAS, Spain Branch (hereinafter "BNP"), with domicile in Madrid at

  Calle Ribera del Loira number 28 and Taxpayer Identification No. A-0011117-I, duly authorized to enter into this agreement in virtue of powers of attorney granted, respectively, before the Notary of Madrid, Mr. Miguel Ruiz Gallardón García de la Rasilla, on February 10, 2005, under serial number 963 of his protocol and before the same Notary, on July 12, 2006, under serial number 5797 of his protocol.
  Mr. Rolando Menor Aguilera, of legal age, with National ID No. 50.820.688-A, and Mr. Javier Álvarez-Rendueles Villar, of legal age, with National ID No. 7.230.899-K, for and on behalf of CALYON, Spain Branch (hereinafter, "CALYON"), with domicile in Madrid at Paseo de la Castellana number 1 and Taxpayer Identification No. A-0011043-G, duly authorized to enter into this agreement in virtue of powers of attorney granted, respectively, before the Notary of Madrid, Mr. José Manuel García-Lozano Zulueta, on July 28, 2004, under serial number 951 of his protocol, and before the same Notary, on April 18, 2005, under serial number 359 of his protocol.
  Mr. Fernando Vázquez de la Puerta, of legal age, with National ID No. 401.727-D, and Mr. Juan Gortázar Sánchez-Torres, of legal age, with National ID No. 50.838.339-J, for and on behalf of BANCO BILBAO VIZCAYA ARGENTARIA, S.A. (hereinafter, "BBVA"), with domicile in Bilbao at Plaza de San Nicolás number 4 and Taxpayer Identification No. A-48265169, duly authorized to enter into this agreement in virtue of powers of attorney granted, respectively, before the Bilbao Notary, Mr. José María Arriola Arana, on March 17, 2003, under serial number 418 of his protocol and before the Notary of Bilbao, Mr. José Ignacio Uranga Otaegui, on June 6, 2000, under serial number 2174 of his protocol.
  Mr. José Guardo Galdón, of legal age, with National ID No. 18.965.340-D, for and on behalf of BANCA IMI S.P.A. (hereinafter "IMI"), with domicile in Milan (Italy) at Corso Matteotti number 6, and registered in the companies registry under number 01988810154, duly authorized to enter into this agreement in virtue of a power of attorney granted before the Notary of Milan, Mrs. Mónica de Paoli, on December 21, 2006, under serial number [ ] of her protocol.
  Mr. Ricardo Teissiere Carrión, of legal age, with National ID No. 00698785-E, and Mr. José Luís Sánchez García, of legal age, with National ID No. 4612737-Z, for and on behalf of NATEXIS BANQUES POPULAIRES, Spain Branch (hereinafter "NATEXIS"), with domicile at Paseode Recoletos 7-9 and Taxpayer Identification No. N-0013055I, duly authorized to enter into this agreement in virtue of powers of attorney granted, respectively, before the Notary of Madrid, Mr.Pablo de la Esperanza Rodríguez, on April 19, 2006, under serial number 1693 of his protocol, and before the Notary of Madrid, Mr. Antonio de la Esperanza Rodríguez, on September 20,2001, under serial number 4060 of his protocol.

Hereinafter and without prejudice to the subsequent provisions in this agreement, SAN, RBS, BNP, CALYON, BBVA, IMI and NATEXIS shall be jointly called the "Lender Institutions."

Pursuant to the provisions of Article 98 of Law 24 of December 27, 2001, the representational authorities of the appearing parties are sufficient, in the judgment of the authenticating Notary, to enter into this agreement.

THEY STATE

I.	On September 25, 2006, the Borrower, a company wholly owned by ACCIONA, S.A. (hereinafter "ACCIONA"), acquired 10% of the shares representing the capital stock of Endesa, S.A., (hereinafter, "ENDESA"), and subsequently up to an approximate amount of 20%, that is to say, 211,750,424 shares (hereafter, the "ENDESA Shares") listed for trading on the stock exchange and represented through an accounting entry at Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. ("IBERCLEAR").

II.	The Borrower, acting with the financial support of ACCIONA, initially financed payment of the price of the described purchase and sale by charging to a short-term line of credit signed on September 26, 2006 with Banco Santander Central Hispano, S.A., (hereinafter "SAN" or the "Agent") in an amount of THREE BILLION FOUR HUNDRED SEVENTY-FIVE MILLION EUROS (€3,475,000,000), maturing next February 28, 2007, which was novated on November 15, 2006 (the "Bridge Loan"), and it is interested in paying off part of the debts arising from the Bridge Loan.

III.	The Lender Institutions have offered to provide financing to the Borrower against the granting by it and its shareholder ACCIONA of certain guarantees, and upon formalization by ACCIONA of this agreement.

IV.	Within this framework, the following are granted simultaneously with this agreement:

  A corporate financing agreement, signed by ACCIONA and the Lender Institutions, in a maximum amount of TWO BILLION FIVE HUNDRED TWELVE MILLION EIGHT HUNDRED NINETY-FOUR THOUSAND TWO HUNDRED SIXTY-SEVEN EUROS AND NINETY-TWO CENTIMES (€2,512,894,267.72) (the ACCIONA Financing Agreement").
  A loan agreement signed by the Borrower and the Lender Institutions in a maximum amount of FIVE BILLION SIX HUNDRED SEVENTY-EIGHT MILLION TWO HUNDRED SIXTY- ONE THOUSAND FIVE HUNDRED THIRTEEN EUROS AND THIRTY-TWO CENTIMES
  (€5,678,261,513.32) (the "Financing Agreement"), and
  A guaranty agreement signed by ACCIONA, the Borrower and the Lender Institutions (the "Guaranty Agreement").
  The Financial Transaction Framework Agreements (as they are defined in the ACCIONA Financing Agreement).
V.	Pursuant to all the aforesaid, the parties enter into this subordinated loan agreement (hereinafter, the "Loan"), which shall be governed by the provisions of the following

STIPULATIONS

1.	DEFINITIONS

1.1	Definitions

Any concept with a meaning defined for the effects of this Agreement is identified by its initial capital letter or because the entire word is written in upper-case. The defined terms that appear in this Agreement have the meanings that have been assigned to them in the Financing Agreement or any other Financing Document, unless a different meaning is herein expressly attributed to them.

2.	LOAN

2.1	Amount of the Loan

In virtue of this Agreement, the Shareholder grants a loan to the Borrower in the amount of ONE BILLION FOUR HUNDRED NINETEEN MILLION FIVE HUNDRED SIXTY-FIVE THOUSAND THREE HUNDRED SEVENTY-EIGHT EUROS AND THIRTY-THREE CENTIMES (€1,419,565,378.33) (THE "Loan").

2.2	Acceptance of the Loan

The Borrower accepts the Loan granted and undertakes to repay the amounts owed as Loan principal and to pay the interest accrued, as well as to perform the other commitments for which it is responsible subject to the subordination arrangements contained in Stipulation Three.

2.3	Use

The Borrower shall use the amount of the Loan exclusively to amortize part of the principal of the Bridge Loan.

3.	SUBORDINATION OF THE LOAN

The Shareholder has granted the Loan to the Borrower in order to comply with the condition precedent for the first Drawdown under the Financing Agreement.

Therefore, the Shareholder and the Borrower expressly agree to configure the legal arrangements for this Agreement so that it approximates as closely as possible the legal arrangements for the stake in the Borrower's capital stock, with respect (i) to the repayment to the Shareholder of the contributions made by the Borrower; and (ii) to the level and priority of the Shareholder's credit rights.

To that end, the Shareholder's credit rights with respect to the Borrower, as derived from this Agreement, are subject to the legal arrangements established in the following stipulations.

3.1	Pre-Bankruptcy Subordination Agreement. Conditions Precedent for Repayment

The credit rights to collect any amounts (including principal and ordinary and arrears interest and any other amount owed) in virtue of this Agreement, and the correlative obligations of the Borrower to pay such amounts to the Shareholder, are absolutely subordinated to the obligations contracted by the Borrower with respect to the Guaranteed Creditors in virtue of the Guaranteed Obligations, and therefore, in all cases:

(a) Payment of the principal and interest on the Subordinated Loan may only be made by the Borrower in strict compliance with the provisions of Stipulations 24.5.8 and 24.5.9 of the Financing Agreement, the terms of which shall take precedence over the provisions of this agreement.

(b) In the event of (i) nonpayment of any amount derived from the Financing Documents, (ii) subjection of the Borrower to a bankruptcy situation and/or (iii) accelerated maturity of the Financing Agreement, the Shareholder shall not have a right to receive any payment whatsoever from the Borrower for any reason until such time as all the amounts owed to the Lender Institutions in virtue of the Financing Agreement and the Derivative Providers, have been paid.

(c) If the Guaranteed Creditors have obtained partial payment of all the amounts owed in virtue of the Financing Agreement and/or the Interest-Rate Hedge Agreements, as a result of having exercised any rights or taken any legal, judicial, or extrajudicial actions against the Borrower or any third party, or if any guaranty has been executed in favor thereof, the Shareholder shall not have a right to receive any payment whatsoever from the Borrower until such time as all the amounts owed to the Guaranteed Creditors in virtue of the Financing Agreement and the Interest-Rate Hedge Agreements, have been paid.

(d) The Shareholder may not receive any amount whatsoever under this Agreement from such time as it is no longer the Borrower’s Shareholder.

3.2	Waiver of the Exercise of Rights and Legal Actions Against the Borrower

The Shareholder waives the exercise of any rights or legal actions (judicial or extrajudicial) with respect to the Borrower, in order to claim amounts or terminate this Agreement or to declare its accelerated maturity, without prior express consent in writing from all the Guaranteed Creditors, acting unanimously, as principal beneficiaries of the subordination agreed to by the Shareholder.

The taking by the Shareholder of legal actions against the Borrower without prior authorization from all the Guaranteed Creditors, may be claimed or used by the Borrowers or Guaranteed Creditors against the Shareholder through such procedural or extra-procedural route as [they] deem most appropriate.

3.3	Waiver of Novation or Modification of the Loan

The Borrower and ACCIONA waive the novation or amendment of this agreement, or the verbal and undocumented agreement to novate or amend it, without prior express written consent from all the Guaranteed Creditors, acting unanimously, as principal beneficiaries of the subordination agreed to by the Shareholder.

Without prejudice to the foregoing, the authorization cited in the preceding paragraph shall not be necessary to convert this loan into a participatory loan, with the clear understanding that in no case may such novation alter the principal repayment schedule, the method of payment and the term of interest payments or, in general, prejudice the rights of the Guaranteed Creditors under this Agreement or the solvency of the Borrower.

3.4	Denial of Authorizations by the Guaranteed Creditors

Noncompliance with the conditions established in stipulation 3.1, above, shall be just cause, among other possible ones, for the Guaranteed Creditors to deny the authorizations required in stipulations 3.2 and 3.3, above.

3.5	Bankruptcy Subordination Agreement

If the Borrower is declared bankrupt, the Loan shall be subordinated to all the other common and preferred creditors of the Borrower, pursuant to the provisions of Article 9.22 of Bankruptcy Act 22, of July 9, 2003.

3.6	Full or Partial Conversion into Participatory Loan

The novation of the Subordinated Debt in order for it or part of it to be classified as a participatory loan shall not require the consent of the Guaranteed Creditors.

The Subordinated Debt converted into a participatory loan may have a maturity date sooner than that established in Stipulation 5.1, below, with the clear understanding that (i) the establishment of such term shall be construed without prejudice to the provisions of Stipulation 3, and (ii) that upon maturity of the participatory loan the amounts pending payment shall again be construed for all effects as a Subordinated Debt subject in all its terms to the provisions of this agreement.

3.7	Acceptance of Rights

The Guaranteed Creditors accept the rights granted and the stipulations made in their favor.

4.	DELIVERY OF THE LOAN

The Borrower represents that, at the date of this Agreement, it has received from the Shareholder the amount indicated in stipulation 2.1, above. The making of this Agreement takes full effect as a payment letter.

5.	AMORTIZATION OF THE LOAN

5.1	Regular Amortization

The Borrower shall amortize the Loan and repay all the amounts owed in virtue of this Agreement on December 31, 2012 (“Final Maturity Date”), provided that the conditions established in stipulation 3.1, above, have been met.

5.2	Voluntary Accelerated Amortization

Full or partial voluntary accelerated amortization of the Loan shall not be possible.

6.	ACCRUAL OF INTEREST

6.1	Accrual of Interest

The Loan shall accrue interest in favor of the Shareholder until it is fully repaid.

Interest shall accrue daily. Interest shall be calculated based on one (1) year of three hundred sixty (360) days, and for the calendar days actually elapsed in each Interest Period, including the first day and excluding the last.

6.2	Division of the Loan into Interest Periods

For the effects of the interest calculation, the time between: the date of this Agreement and the Final Maturity Date shall be divided into successive interest periods.

	6.2.1	Duration of the Interest Periods. The duration of the interest periods shall be twelve (12) calendar months, except as established in stipulations 6.2.2 and 6.2.3 below.

	6.2.2	Duration of the Last Interest Period. The last interest period of the Loan shall end on the Last Maturity Date.

	6.2.3	Termination of an Interest Period on a Non-Business Day. To calculate the duration of an interest period, if the last day thereof is not a Business Day, maturity shall occur on the immediately following Business Day, except if this occurs in another month, in which case the interest period shall be construed as ending on the immediately prior Business Day.

6.3	Interest Rate

The interest rate applicable to each interest period shall be 4% per year.

7.	LIQUIDATION AND PAYMENT OF INTEREST

Net interest due and payable shall be capitalized as increased principal on the Subordinated Loan. In no case shall interest be paid in any other form or type.

8.	PAYMENTS

8.1	Payments on Business Days

All payments that must be made on a day that is not a Business Day shall be made on the next Business Day.

8.2	Prohibition Against Offsetting

The Shareholder expressly waives the collection of any amounts owed by the Borrower by offsetting any amounts owed by the Shareholder to the Borrower.

8.3	Obligation to Return Payments

If the Shareholder receives any payment from the Borrower in virtue of this Agreement, which is not owed or due because the conditions established in stipulation 3.1, above, were not met, the Shareholder undertakes to immediately reimburse the Borrower for the amounts paid by it.

Without prejudice to the aforesaid, the Borrower may recover or claim from the Shareholder any amounts owed which may have been paid prior to compliance with the conditions established in Stipulation 3.1, above, pursuant to Article 1211 of the Civil Code.

9.	ASSIGNMENT

9.1	Prohibition Against Assignment by the Borrower

The Borrower may not assign or encumber in whole or in part its rights or obligations derived from this Agreement.

9.2	Prohibition Against Assignment by the Shareholder

The Shareholder may not assign or encumber in whole or in part its rights or obligations derived from this Agreement.

10.	MISCELLANEOUS STIPULATIONS

10.1	Sole Document

The Shareholder and the Borrower acknowledge that this is the sole document that regulates their rights and obligations with respect to the Loan.

10.2	Additional Documentation

Upon request from the Guaranteed Creditors, through the Agent, the Borrower shall issue such other documents or statements, beyond those expressly stipulated in this Agreement, as are necessary or appropriate for the efficacy of this Agreement.

10.3	Communications and Domiciles

For the purposes of any notice, communication or demandthat must or may be made among parties in virtue of this agreement, the following information is provided:

  For the Borrower:
FINANZAS DOS, S.A.
CONTACT INFORMATION

Contact for Sending	Juan Gallardo / José Angel Tejero
Documentation:

Address Where	Avda. Europa, 18
Documentation Must Be	Parque Empresarial La Moraleja
Sent:	28108 Alcobendas
Madrid

Telephone:	91 663 2355

Fax:	91 663 2929

E-Mail:

  For the Shareholder:
ACCIONA, S.A.
CONTACT INFORMATION

Contact for Sending	Juan Gallardo / José Ángel Tejero
Documentation:

Address Where	Avda. Europa, 18
Documentation Must Be	Parque Empresarial La Moraleja
Sent:	28108 Alcobendas
Madrid

Telephone:	91 663 2355

Fax:	91 663 2929

E-Mail:

  For the Lender Institutions
BANCO SANTANDER CENTRAL HISPANO, S.A.
DOCUMENTATION

Contact for Sending	Raúl Osuna Menéndez / Inés García Revilla
Documentation:

Address Where	Finance Resolution Department
Documentation Must Be	Ciudad Grupo Santander
Sent:	Edificio Amazonia, 2nd Floor
28660 Boadilla del Monte (Madrid)

Telephone:	91 289 12 59 / 91 289 31 88

Fax:	91 257 16 17

E-Mail:	rosuna@gruposantander.com / inegarcia@gruposantander.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	José Manuel Llorente / Pedro de Miguel / Maribel Centeno

Address:	Ciudad Grupo Santander, Edificio Marisma, Ground Floor
28660 Boadilla del Monte – Madrid

Telephone:	91 289 30 12 / 91 289 30 13 / 91 289 47 89

Fax:	91 257 11 64 / 91 257 11 65 / 91 257 10 86 / 91 257 16 36

E-Mail:	Backofficesindicados.madrid@sinvest.es
josmllorente@gruposantander.com
micenteno@gruposantander.com

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Entity Name:	Banco Santander Central Hispano S.A.

SWIFT Code	BSCHESMM

OMF	0049

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
DOCUMENTATION

Contact for Sending	Iñigo Solaun Gonzalez / Celina Carvajal Fernandez
Documentation:

Address Where	Calle Alcalá, 16 – 4th, 28014 Madrid, Spain
Documentation Must Be
Sent:

Telephone:	91-374-73-74 / 91-537-83-14

Fax:	91-537-05-66

E-Mail:	inigo.solaun@grupobbva,com / ccarvajal@grupobbva.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	Javier Granero / María González

Address:	BBVA – Capital Markets Administration
Vía de los Poblados s/n [no building number], 4th Floor
28033 Madrid,
Spain

Telephone:	91-374-73-74 / 91-537-83-14

Fax:	91-374-41-40 / 91-537-09-47

E-Mail:	jgranero@grupobbva.com / mdgonzalez@grupobbva.com /

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Entity Name:	BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

Account Number	0182
(OMF):

SWIFT Code	BBVAESMM

BNP PARIBAS, Spain Branch
DOCUMENTATION

Contact for Sending	Jose Gefaell / Jose Serrano-Suñer / Carolina Torres
Documentation:

Address Where	Calle Ribera del Loira 28, 4th floor, Madrid 28042
Documentation Must Be
Sent:

Telephone:	91 388 80 25 / 80 26 / 80 38

Fax:	91 388 80 50

E-Mail:	Jose.gefaell@bnpparibas.com / Jose-serrano-suner@bnpparibas.com /
Carolina.torres@bnpparibas.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	Alberto Sanchez / Elena García Juarez

Address:	Ribera del Loira, 28, 2nd FLOOR, 28042 MADRID

Telephone:	91 388 80 25 / 80 26 / 80 38

Fax:	91 388 80 99

E-Mail:	Alberto.sanchez@bnpparibas.com
Elena.garciajuarez@bnpparibas.com

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Entity Name:	BNP PARIBAS SPAIN BRANCH

Account Number	0149
(OMF):

SWIFT Code	BNPAESMS

CALYON, Spain Branch
DOCUMENTATION

Contact for Sending	Rolando Menor Aguilera / Isabel López Fernández
Documentation:

Address Where	Paseo de la Castellana, number 1
Documentation Must Be
Sent:

Telephone:	91.432.75.85

Fax:	91.43275.08

E-Mail:	isabel.lopez@es.calyon.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	Mª Teresa García García / Ana Isabel Avila Tobar

Address:

Telephone:	91.432.73.85 / 91.432.72.75

Fax:	91.432.73.85 / 91.432.72.75

E-Mail:	maite.garcia@es.calyon.com

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Entity Name:	Calyon, Spain Branch

Account Number	0154 0001 95 9999999100

SWIFT Code	BSUIESMM

THE ROYAL BANK OF SCOTLAND PLC
DOCUMENTATION

Contact for Sending	Lucia Rodríguez Bartolomé
Documentation:

Address Where	Edificio Serrano 49, C/ José Ortega y Gasset, 7, 28006 Madrid
Documentation Must Be
Sent:

Telephone:	+34 91 438 5175

Fax:	+34 91 438 5307

E-Mail:	Lucia.rodriguez-bartolome@rbos.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	Henny de Lathauwer

Address:	Edificio Serrano 49, C/ José Ortega y Gasset, 7, 28006 Madrid

Telephone:	+34 91 438 5129

Fax:	+34 91 438 5307

E-Mail:	Henny.delathauwer@rbos.com / RBSMadrid-
MiddleOffice@rbos.com

Please, for operational matters always copy:

Name:	Georgina Chave

Address:	2 ½ Devonshire Square London, EC2M 4BB

Telephone:	+44 207 672 6340

Fax:	+44 207 615 0153

E-Mail:	Georgina.chave@rbos.com /
GBMLendingOpsEuropeanCommercial@rbos.com

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Entity Name:	Royal Bank of Scotland, London

Account Number
(OMF):

SWIFT Code	RBOSGB2LGL O – Royal Bank of Scotland GLO, London

IBAN	GB29RBOS16107010091313

BANCA IMI S.P.A.
DOCUMENTATION

Contact for Sending	Valentina Valente
Documentation:	Giacomo Cerri

Address Where	Corso Matteotti, 6 20121 Milan
Documentation Must Be
Sent:

Telephone:	+39 02 7751 2434 / +39 02 7751 2686

Fax:	+39 02 7751 2442

E-Mail:	valentina.valente@bancaimi.it / giacomo.cerri@bancaimi.it

CONTACTS FOR OPERATIONAL MATTERS

Name:	Riccardo Lamanna

Address:	Corso Matteotti, 6 20121 Milan

Telephone:	+39 02 7751 2413

Fax:	+39 02 7751 92413

E-Mail:	riccardo.lamanna@bancaimi.it

With a copy to:

Name:	Andrea Barbaglio

Address:	Corso Matteotti, 6 20121 Milan

Telephone:	+39 02 7751 2350

Fax:	+39 02 7751 2393

E-Mail:	andrea.barbaglio@bancaimi.it

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Entity Name:	Banca IMI S.p.A.

SWIFT Code	IMIT IT MM

NATEXIS BANQUES POPULAIRES, Spain Branch
DOCUMENTATION

Contact for Sending	Ricardo Teissiere
Documentation:

Address Where	Paseo de Recoletos 7-9 // 28004 Madrid / Spain
Documentation Must Be
Sent:

Telephone:	34 91 837 47 54

Fax:	34 91 837 47 81

E-Mail:	Ricardo.teissiere@es.nxbp.com

CONTACTS FOR OPERATIONAL MATTERS

Name:	Esther Campos / Karine Rodríguez

Address:	Paseo de Recoletos 7-9 // 28004 Madrid

Telephone:	34 91 837 47 25 /20

Fax:	34 91 837 47 80

E-Mail:	natexis@es.nxbp.com

SPECIFICS ON PAYMENTS AND COLLECTIONS IN EUROS

Entity Name:	BdE Treasury Account // ESPBESMM for international payments

BIC	BFCEESMM

IBAN	ES18 9000 0001 2000 141

Account Number	1479

Notwithstanding, the parties may at any time change the designated addresses and accounts upon five (5) days’ advance notification.

11.	LAW AND JURISDICTION

11.1	Applicable Law

This agreement shall be governed by Spanish law.

11.2	Legal Jurisdiction

Waiving all other applicable jurisdictions, the parties submit themselves to the Courts and Tribunals of the city of Madrid.

The parties having agreed to and approved the contents of this Agreement, as it has been drawn up, and issued in [ ] identical copies for one single effect, containing [ ] pages written only on the front side, they agree to sign only below their corresponding names.

The Shareholder: For ACCIONA, S.A:

/s/ Valentin Francisco Montoya Moya	/s/ Juan Gallardo Cruces
Signed: Mr. Valentín Francisco Montoya	Signed: Mr. Juan Gallardo Cruces
Moya

The Borrower:

For FINANZAS DOS, S.A.

/s/ Juan Gallardo Cruces	/s/ José Ángel Tejero Santos
Signed: Mr. Juan Gallardo Cruces	Signed: Mr. José Ángel Tejero Santos

The Lender Institutions:

For BANCO SANTANDER CENTRAL HISPANO, S.A:

/s/ Manuel Pérez Peral	/s/ Ignacio Domínguez-Adame Bozzano
Signed: Mr. Manuel Pérez Peral	Signed: Mr. Ignacio Domínguez-Adame Bozzano

For: BNP PARIBAS Spain Branch

/s/ José Gefaell Chamochin	/s/ José Serrano-Suñer de Hoyos
Signed: Mr. José Gefaell Chamochin	Signed: Mr. José Serrano-Suñer de Hoyos

For: BANK OF SCOTLAND, Spain Branch S.A.

/s/ Manuel Borja Gomeza Alcibar	/s/ Ignacio Antonio Alario Sánchez-Valladares
Signed: Mr. Manuel Borja Gomeza Alcibar	Signed: Mr. Ignacio Antonio Alario Sánchez-
Valladares

For CALYON, Spain Branch:

/s/ Rolando Menor Aguilera	/s/ Javier Álvarez-Rendueles Villar
Signed: Mr. Rolando Menor Aguilera	Signed: Mr. Javier Álvarez-Rendueles Villar

For BANCO BILBAO VIZCAYA ARGENTARIA, S.A:

/s/ Fernando Vázquez de la Puerta	/s/ Juan Gortazar Sánchez-Torres
Signed: Mr. Fernando Vázquez de la Puerta	Signed: Mr. Juan Gortazar Sánchez-Torres

For BANCA IMI S.P.A.:

/s/ José Guardo Galdón
Signed: Mr. José Guardo Galdón

For NATEXIS BANQUES POPULAIRES, Spain Branch:

/s/ Ricardo Teissiere Carrión	/s/ José Luís Sánchez García
Signed: Mr. Ricardo Teissiere Carrión	Signed: Mr. José Luís Sánchez García